UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Investcorp Europe Acquisition Corp I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

OF

INVESTCORP EUROPE ACQUISITION CORP I

Dated March 7, 2023

The following disclosures in this Current Report on Form 8-K supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking shareholder approval of, among other things, the extension (the “Extension” and such proposal, the “Extension Amendment Proposal”) of the time period during which the Company has to complete an initial business combination from March 17, 2023 to December 17, 2023 (such date, the “Extended Date”) and a proposal to remove from the Company’s Amended and Restated Memorandum and Articles of Association (“the Articles”) the limitation that the Company shall not redeem Class A ordinary shares included as part of the units sold in its initial public offering (including any shares issued in exchange thereof, the “public shares”) to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001. The purpose of the supplemental disclosures is to provide an update on the Company’s discussions with a counterparty to a potential business combination and the proposed contributions to the Company’s trust account in connection with the Extension.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

Extension Option

The purpose of the Extension Amendment is to allow us more time to enter into and consummate a business combination. The Articles currently provide that we have until March 17, 2023 to consummate our initial business combination (the “Combination Period”). Europe Acquisition Holdings Limited, an exempted company incorporated in the Cayman Islands, or an affiliate thereof (the “Sponsor”) has the right to extend the Combination Period by three months by paying an additional $3,450,000 into the Trust Account (an “Extension Option”). Our Sponsor may exercise the Extension Option twice, allowing for up to an additional six months (for a total of 21 months) to complete a business combination. Our Sponsor currently has no intention of exercising an Extension Option. If the Extension Amendment Proposal is approved, the Extension Option will be eliminated.

Letter of Intent

While the Company is currently in discussions regarding business combination opportunities and has signed a non-binding letter of intent with a target, the board has determined that there may not be sufficient time before March 17, 2023 to consummate an initial business combination. Therefore, the Company’s board of directors has determined the Extension Amendment Proposal is in the best interests of the Company’s shareholders.

Contributions to Trust Account

On March 7, 2023, the Company entered into a non-interest bearing convertible unsecured loan (the “Loan”) in the principal amount of up to $2,000,000 from the Sponsor to provide the Company with additional working capital during the proposed Extension, and to fund the initial Contributions described herein. If the Extension Amendment Proposal is approved at the Extraordinary General Meeting, the Sponsor has agreed, by making monthly advancements on the Loan, to contribute (each such contribution, a “Contribution”) into the Company’s Trust Account the lesser of (x) an aggregate of $350,000 or (y) $0.03 per share for each of the public shares that are not redeemed at the Extraordinary General Meeting for each monthly period (commencing on March 17, 2023 and ending on the 17th day of each subsequent month), or portion thereof, until the earlier of the completion of the initial business combination and the Extended Date. For the avoidance of doubt, the maximum aggregate Contributions to the Trust Account shall not exceed $3,150,000 based on up to nine monthly Contributions through the Extended Date. The funds in the Trust Account will remain invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations.

The portion of the Loan used to provide the Company with additional working capital during the Extension will not be deposited into the Trust Account.

If the Company does not consummate an initial business combination by the Extended Date, the Loan will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The Contributions are conditioned on the approval of the Extension Amendment Proposal and the implementation of the Extension. If at any time following the Extraordinary General Meeting, the Board determines that the Company will not be able to consummate an initial business combination by the Extended Date and that the Company shall instead liquidate, the Sponsor’s obligation to continue to make Contributions shall cease immediately upon such determination.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “seem,” “anticipates,” “seeks,” “future,” “predicts,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the proposed Contributions. These statements are based on current expectations on the date of this announcement and involve a number of risks and uncertainties that may cause actual results to differ significantly. Many actual events and circumstances are beyond the control of the Company. These forward looking statements are subject to a number of risks and uncertainties, including: the Company’s ability to enter into definitive agreements or consummate a transaction with an initial business combination target; the amount of redemption requests made by the Company’s shareholders and the amount of funds remaining in the Trust Account after satisfaction of such requests; and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this current report. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On February 28, 2023, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Extraordinary General Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Investcorp Europe Acquisition Corp I, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Extraordinary General Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.